Financial Results Third Quarter 2021 Exhibit 99.2

Forward-Looking Statements & Non-GAAP Financial Measures This presentation contains forward-looking statements, including statements with respect to the Company’s stock repurchase program and timing and methods of executing the same, the financial condition, results of operations, trends in lending policies and loan programs, plans and prospective business partnerships, objectives, future performance and business of the Company. Forward-looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “confidence in,” “continue,” “could,” “designed,” “effort,” “estimate,” “expect,” “intend,” “looking forward,” “may,” “optimistic,” “pending,” “plan,” “position,” “preliminary,” “remain,” “should,” “will,” “working on,” “would” or other similar expressions. Such statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and are subject to certain risks and uncertainties including: the effects of the COVID-19 global pandemic and other adverse public health developments on the economy, our business and operations and the business and operations of our vendors and customers: general economic conditions, whether national or regional, and conditions in the lending markets in which we participate that may have an adverse effect on the demand for our loans and other products; our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that we own or that is the collateral for our loans; failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance, SBA, healthcare finance and franchise finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; execution of future acquisition, reorganization or disposition transactions, including without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings and other anticipated benefits from such transactions; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this presentation, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. This presentation contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non- GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, average tangible common equity, return on average tangible common equity, net interest income – FTE, adjusted net interest income, adjusted net interest income – FTE, net interest margin – FTE, adjusted net interest margin – FTE allowance for loan losses to loans, excluding PPP loans, adjusted noninterest income, adjusted noninterest expense, adjusted noninterest expense to average assets, adjusted revenue, adjusted income before income taxes, adjusted income tax provision, adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average shareholders’ equity, adjusted return on average tangible common equity and adjusted effective income tax rate are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this presentation under the caption “Reconciliation of Non-GAAP Financial Measures.” 2

Third Quarter 2021 Highlights 3 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix Loans and Deposits  Total portfolio loan balances declined 0.7% from 2Q21  Franchise finance, C&I and single tenant lease financing balances increased while healthcare finance, small business lending/PPP and public finance decreased  Non-time deposit balances increased 3.2% from 2Q21 while CDs decreased 4.0% Profitability and Capital  ROAA of 1.12% and ROACTE of 13.27%  Adjusted ROAA of 1.18%1 and adjusted ROATCE of 13.97%1  Tangible common equity / tangible assets increased 18 bps from 2Q21 to 8.61%1  Regulatory capital ratios further bolstered by 3Q21 subordinated debt issuance Key Operating Trends  Cost of interest-bearing deposits declined 9 bps from 2Q21 to 0.90%  Adjusted FTE net interest margin of 2.21%1  SBA loan sales contributed $2.7 million of fee revenue  Asset quality remained strong with NPAs to total assets of 0.21% Earnings  Diluted EPS of $1.21; adjusted diluted EPS of $1.27, up 23% from 3Q201  Net income of $12.1 million; adjusted net income of $12.7 million, up 27% from 3Q201  Total revenue of $28.7 million; adjusted revenue of $29.5 million, up 3% from 3Q201

Near-term Profitability Drivers Commercial loan growth combined with continued CD and brokered deposit repricing provides the ability to increase net interest income and expand net interest margin Annual net interest income growth expected to be between $9 and $11 million during 2022 Commercial loan pipelines, driven by SBA, franchise finance and construction, are robust Expect to fund $100 million of franchise loans during 2021 and an additional $150 million during 2022 Commercial loan pipelines up 65% over 2Q21 (includes SBA 7(a) loans held for sale) Unfunded commitments remain strong at $190 million Investments in SBA platform expected to produce increased revenue SBA gain on sale revenue anticipated to be in the range of $15 million for 2022 4

Loan Portfolio Overview  Total loan portfolio balance declined 0.7% from 2Q21, and 2.5% from 3Q20  Commercial loan balances decreased $29.1 million, or 1.2%, compared to 2Q21, driven primarily by net payoffs in healthcare finance, small business lending (PPP loans) and public finance, partially offset by growth in franchise finance, commercial and industrial and single tenant lease financing  Consumer loan balances increased $8.7 million, or 1.9%, compared to 2Q21 due primarily to higher balances in the residential mortgage portfolio 5 Loan Portfolio Mix2 1 Includes commercial and industrial and owner-occupied commercial real estate balances 2 Percentages may not add up to 100% due to rounding 11% 10% 10% 10% 9% 16% 16% 11% 8% 7% 1% 1% 2% 4% 4%2% 4% 11% 17% 16%22% 26% 24% 20% 20% 38% 34% 34% 31% 32% 2% 2% 2% 4% 5% 9% 7% 6% 6% 6% $2,091.0 $2,716.2 $2,963.5 $3,059.2 $2,936.1 2017 2018 2019 2020 3Q21 Commercial and Industrial Construction and Investor CRE Single Tenant Lease Financing Public Finance Healthcare Finance Small Business Lending Franchise Finance Residential Mortgage/HE/HELOCs Consumer Dollars in millions 1

Deposit Composition  Total deposits increased $18.4 million, or 0.6%, compared to 2Q21, and decreased $147.8 million, or 4.4%, year-over-year  Non-time deposit balances increased by $58.3 million, or 3.2%, compared to 2Q21  CD and brokered deposit balances decreased $39.9 million, or 2.8%, compared to 2Q21  Cost of interest-bearing deposits declined 9 bps from 2Q21 to 0.90% 6 Total Non-Time Deposits - $1.9B as of 09/30/211 $110.1 3% $201.6 6% $66.8 2% $1,479.4 46% $1,366.8 42% Noninterest-bearing deposits Interest-bearing demand deposits Savings accounts Money market accounts Certificates and brokered deposits $341.1 18% $100.8 6% $765.0 41% $650.9 35% Commercial Public funds Small business Consumer 1 Total non-time deposits excludes brokered non-time deposits Dollars in millions Total Deposits - $3.2B as of 9/30/21 Dollars in millions

Net Interest Income and Net Interest Margin  Adjusted net interest income – FTE was up modestly over 2Q21  Interest expense on deposits continued to decline as higher cost CDs matured and were either replaced at lower rates or not renewed  Interest income was impacted by lower average loan balances and fees; partially offset by higher securities income 7 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix Yield on Loans and Cost of Interest-Bearing Deposits NIM – GAAP and Adjusted FTE1 3.88% 3.96% 4.07% 4.10% 4.04% 1.51% 1.29% 1.12% 0.99% 0.90% 3Q20 4Q20 1Q21 2Q21 3Q21 Yield on loans Cost of interest-bearing deposits $16.2 $18.9 $20.5 $21.6 $20.9 $17.7 $20.3 $21.9 $23.0 $23.1 3Q20 4Q20 1Q21 2Q21 3Q21 GAAP Adjusted FTE 1.53% 1.78% 2.04% 2.11% 2.00% 1.67% 1.91% 2.18% 2.25% 2.21% 3Q20 4Q20 1Q21 2Q21 3Q21 GAAP Adjusted FTE Net Interest Income – GAAP and Adjusted FTE1 Dollars in millions

Net Interest Margin Drivers  Linked quarter adjusted NIM and NIM - FTE declines were primarily attributable to the mix of interest-earning assets – Impacted by lower average loan balances and lower loan fees – Interest-earning asset yields declined 10 bps from 2Q21; elevated cash balances continue to weigh on NIM  Ongoing opportunity to continue lowering deposit costs – $787 million of CDs with a weighted average cost of 1.22% mature in the next twelve months – replacement cost is currently in the range of 0.36% – Higher cost CD maturities partially offset by growth in lower cost non-time deposit accounts 8 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix Adjusted NIM – FTE1 Linked-Quarter Change Monthly Rate Paid on Interest Bearing-Deposits 1.42% 1.23% 1.07% 1.03% 0.99% 0.96% 0.92% 0.89% 0.88% 0.80% 0.90% 1.00% 1.10% 1.20% 1.30% 1.40% 1.50% Sep-20 Dec-20 Mar-21 Apr-21 May-21 Jun-21 Jul-21 Aug-21 Sep-21 2.25% 2.25% +8 bps -14 bps+3 bps 2.21% -1 bp

Noninterest Income  Noninterest income of $7.8 million, compared to $9.0 million in 2Q21 and $12.5 million in 3Q20  Mortgage banking revenue of $3.9 million, compared to $2.7 million in 2Q21 and $9.6 million in 3Q20  Gain on sale of loans of $2.7 million, compared to $3.0 million in 2Q21 and $2.0 million in 3Q20 9 $0.3 $0.2 $2.7 $3.9 $0.7 Service charges and fees Net loan servicing revenue Gain on sale of loans Mortgage banking activities Other Dollars in millions Noninterest Income 3Q21 Dollars in millions Noninterest Income 1 Noninterest income includes a $2.5 million gain on sale of premises and equipment; see Reconciliation of Non-GAAP Financial Measures in the Appendix $12.5 $12.7 $8.4 $6.4 $7.8 $9.0 3Q20 4Q20 1Q21 2Q21 3Q21 Core Gain on sale of premises and equipment 1

Noninterest Expense

- Noninterest expense of $14.5 million, compared to $15.1 million in 2Q21 and $16.4 million in 3Q20
  - Lower consulting and professional fees due mainly to timing of third party loan review and stress testing
  - Lower other expense due primarily to seasonal expenses and gain on OREO sale
  - Lower loan expenses due to reimbursement of expenses related to nonperforming loans
- Noninterest expense / average assets remains well below the industry average

Noninterest Expense

Dollars in millions



Core
OREO write-down
$16.4[1]
$14.3
$14.5
$15.3
$15.1
$14.5
3Q20
4Q20
1Q21
2Q21
3Q21

Noninterest Expense / Average Assets



Core
OREO write-down
1.52%[1]
1.33%
1.34%
1.49%
1.44%
1.34%
3Q20
4Q20
1Q21
2Q21
3Q21

1 Noninterest expense includes the $2.1 million write-down of other real estate owned; see Reconciliation of Non-GAAP Financial Measures in the Appendix

FIRST INTERNET BANCORP

10

Asset Quality  Allowance for loan losses to total loans of 0.95% in 3Q21, or 0.96% excluding PPP loans1  Quarterly provision for loan losses was a benefit of $29,000, compared to a provision of $21,000 in 2Q21 and $2.5 million in 3Q20  Nonperforming loans declined $1.2 million from 2Q21 due primarily to positive resolution of a nonaccrual loan  Net charge-offs to average loans decreased to 0.01%; second quarter NCOs were elevated due to the elimination of specific reserves related a single tenant lease financing relationship  Delinquencies 30 days or more past due of 0.06%, compared to 0.07% in 2Q21 and 0.22% in 3Q20 11 0.32% 0.33% 0.48% 0.31% 0.27% 3Q20 4Q20 1Q21 2Q21 3Q21 0.01% 0.04% 0.02% 0.35% 0.01% 3Q20 4Q20 1Q21 2Q21 3Q21 0.23% 0.24% 0.35% 0.25% 0.21% 3Q20 4Q20 1Q21 2Q21 3Q21 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix NPLs / Total Loans NPAs / Total Assets Net Charge-Offs / Average Loans

Capital  Strong capital generation during the quarter – tangible common equity to tangible assets ratio increased to 8.61%  Tangible book value per share of $37.12, increasing 16.1% since 3Q20  Subordinated debt issuance enhanced regulatory capital  Announced a new stock repurchase program with an aggregate purchase price of up to $30.0 million 12 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix 2 Regulatory capital ratios are preliminary pending filing of the Company’s and Bank’s regulatory reports Company Bank Total shareholders' equity to assets 8.71% 9.68% Tangible common equity to tangible assets1 8.61% 9.58% Tier 1 leverage ratio 8.86% 9.83% Common equity tier 1 capital ratio 12.61% 13.99% Tier 1 capital ratio 12.61% 13.99% Total risk-based capital ratio 17.03% 14.92% $20.74 $22.24 $23.04 $26.09 $27.93 $30.82 $33.29 $37.12 2014 2015 2016 2017 2018 2019 2020 3Q21 Tangible Book Value Per Share1 Regulatory Capital Ratios – September 30, 20212

Positioned for Future Interest Rate Cycles 13  Improved deposit composition – Larger percentage of non-maturity deposits (“NMD”) compared to the beginning of the last rate tightening cycle – NMD products experienced lower betas in prior cycle  Increased revenue diversification – Investments in SBA and mortgage technology have led to a higher proportion of noninterest income to total revenue  Increased focus on higher-yielding variable rate and short duration loan originations – Construction and retained SBA balances have been increasing relative to total loans Total Revenue Composition 8% 25% 66% 10% 48% 42% 83% 17% 74% 26% Deposit Composition (1) YTD 9/30/21 noninterest income excludes $2.5 million gain on sale of premises and equipment 12/31/2016 9/30/2021 YTD 9/30/17 YTD 9/30/21(1) DDA MMDA & Savings CDs & Brokered Deposits Net Interest Income Noninterest Income

26% 21% 14%9% 8% 22% Services Accommodation and Food Services Retail Trade Manufacturing Construction Other 24% 18% 8%8% 3% 1% 38% IN IL CA FL AZ OR Other Small Business Lending  $102.9 million in balances as of September 30, 2021  Current balance of $15.0 million outstanding under the Paycheck Protection Program – $0.2 million of PPP 3.0 originations during 3Q21 – $24.9 million of PPP 1.0 and 2.0 loans forgiven during 3Q21  SBA sales, credit and operations teams in place to support expanded loan production 14 1 Excludes PPP loans Managed SBA 7(a) Loans1 Portfolio Mix by State Portfolio Mix by Major Industry $64.8 $74.9 $79.0 $83.7 $88.0 $131.5 $166.0 $179.6 $196.9 $213.4 $34.8 $11.6 $3.4 $5.6 $9.8 $231.2 $252.5 $262.0 $286.2 $311.2 3Q20 4Q20 1Q21 2Q21 3Q21 Retained Balance Servicing Portfolio Held For Sale

12% 12% 12% 10% 9% 7% 7% 31% PA TX CA NY KY NC AZ Other Franchise Finance  $25.6 million in balances as of September 30, 2021  Loan portfolio focused on providing growth financing to franchisees in various industry segments  Franchise finance origination volumes expected to be $100 million by year-end 2021 and $150 million in 2022  Average loan size of $776,000 15 Portfolio Mix by Borrower Use Portfolio Mix by State Portfolio Mix by Brand 41% 17% 15% 10% 7% 6% 4% Beauty Salons Indoor Recreation Full-Service Restaurants Pet Supply Stores Limited-Service Restaurants Retail Bakeries Other 25% 13% 9% 9%8% 6% 30% My Salon Suite Goldfish Swim School Pet Supplies Plus European Wax Center Jimmy Johns Nothing Bundt Cakes Other

37% 25%10% 7% 6% 5% 10% Land Subdivision Hotels and Motels Continuing Care Retirement Communities Medicinal and Botanical Manufacturing Lessors of Nonresidential Buildings Assisted Living Facilities Other 60%35% 5% IN AZ OH 57% 23% 20% Commercial Construction/ Development Residential Construction/ Development Investor Commercial Real Estate Construction and Investor Commercial Real Estate  $143.9 million in combined balances as of September 30, 2021  Average current loan balance of $1.1 million for investor CRE  Average commitment sizes for construction – Commercial construction/development: $11.9 million – Residential construction/development: $1.6 million 16 Portfolio by Loan Type Portfolio Mix by State Portfolio Mix by Major Industry  Unfunded commitments as of September 30, 2021 – Commercial construction/development: $104.7 million – Residential construction/development: $45.3 million

Single Tenant Lease Financing  $922.0 million in balances as of September 30, 2021  Long-term financing of single tenant properties occupied by historically strong national and regional tenants  Weighted-average portfolio LTV of 48%  Average loan size of $1.4 million 17 Portfolio Mix by Major Vertical Portfolio Mix by Major Tenant Portfolio Mix by Geography  Strong historical credit performance  No delinquencies in this portfolio 24% 22% 17% 10% 9% 6% 6% 2% 2%2% Quick Service Restaurants Full Service Restaurants Auto Parts/ Repair/Car Wash Convenience/Fuel Pharmacies Specialty Retailers Dollar Stores Medical Bank Branches Other 6% 5% 5% 5% 4% 4% 4% 4% 3% 3% 57% Red Lobster ICWG Burger King Wendy's Bob Evans Walgreens Dollar General CVS Caliber Collision Taco Bell Other 12% 25% 21% 37% 5%

4% 2% 5% 4% 21% 6% 6% 2%2%1%3% 45% AAA/Aaa AA+/Aa1 AA/Aa2 AA-/Aa3 A+/A1 A/A2 A-/A3 BBB+/Baa1 BBB/Baa2 BB+/Ba1 BB/Ba2 Non-Rated 32% 16% 13% 11% 6% 6% 4% 2% 2% 2% 6% General Obligation Essential use equipment loans Lease rental revenue Utilities Revenue Public higher ed facilities - Revenue Tax Incremental Financing (TIF) districts Sales tax, food and bev tax, hotel tax Income Tax supported loans Short term cash flow fin (BAN) - G.O. Municipally owned health care facilities Others 58% 6% 6% 4% 4% 4% 3% 3% 12% IN OK IA OH MI MO MS GA Other Public Finance  $601.7 million in balances as of September 30, 2021  Provides a range of credit solutions for government and not-for-profit entities  Borrowers’ needs include short-term financing, debt refinancing, infrastructure improvements, economic development and equipment financing 18  Local governmental units to begin receiving discretionary federal stimulus funds, which will provide relief from potential budget shortfalls caused by the COVID-19 pandemic  No delinquencies or losses since inception Portfolio Mix by Repayment Source Borrower Mix by Credit Rating Portfolio Mix by State

28% 11% 6%5%4%4% 4% 38% CA TX NY AZ FL WA NJ Other 89% 7% 4% Dentists Veterinarians Other 79% 16% 4% 1% Practice Refi or Acquisition Owner Occupied CRE Project Equipment and Other Healthcare Finance  $417.4 million in balances as of September 30, 2021  Loan portfolio focused primarily on dental practices with some exposure to veterinary practices and other specialties  Borrowers’ needs include practice finance or acquisition, acquiring or refinancing owner-occupied CRE, equipment purchases and project loans  Average loan size of $586,000  No delinquencies in this portfolio 19 Portfolio Mix by Borrower Use Portfolio Mix by Borrower Portfolio Mix by State

38% 12% 9%7% 6% 7% 21% Services Construction Real Estate and Rental and Leasing Retail Trade Health Care and Social Assistance Manufacturing Other 55% 21% 4% 3% 3% 14% IN AZ IL OH FL Other 44% 43% 13% Owner Occupied CRE C&I - Term Loans C&I - Lines of Credit C&I and Owner-Occupied Commercial Real Estate  $192.0 million in combined balances as of September 30, 2021  Current C&I LOC utilization of 39% Average loan sizes  C&I: $566,000  Owner-occupied CRE: $864,000 20 Portfolio by Loan Type Portfolio Mix by State Portfolio Mix by Major Industry

Residential Mortgage  $206.7 million in balances as of September 30, 2021 (includes home equity balances)  Direct-to-consumer originations centrally located at corporate headquarters  Focused on high quality borrowers – Avg. loan size of $154,000 – Avg. credit score at orig. of 755 – Avg. LTV at origination of 67%  Strong historical credit performance 21 Concentration by State Concentration by Loan Type State Percentage Indiana 66% California 15% New York 3% Florida 2% Virginia 1% All other states 13% National Portfolio with Midwest Concentration 17% 2% 68% 6% 7% Loan Type Percentage Single Family Residential 75% SFR Construction to Permanent 17% Home Equity – LOC 7% Home Equity – Closed End 1%

23% 22% 18% 28% 9% Specialty Consumer  $268.4 million in balances as of September 30, 2021  Direct-to-consumer and nationwide dealer network originations  Focused on high quality borrowers – Avg. credit score at orig. of 777 – Avg. loan size of $21,000  Strong historical credit performance 22 Concentration by State Concentration by Loan Type State Percentage Texas 14% California 12% Florida 6% North Carolina 4% Arizona 4% All other states 60% Geographically Diverse Portfolio Loan Type Percentage Trailers 55% Recreational Vehicles 34% Other consumer 11%

23 Appendix

Loan Portfolio Composition

Dollars in thousands	2018	2019	2020	1Q21	2Q21	3Q21
Commercial loans						
Commercial and industrial	$ 107,405	$ 96,420	$ 75,387	$ 71,835	$ 96,203	$ 107,142
Owner-occupied commercial real estate	77,569	86,726	89,785	87,930	87,136	84,819
Investor commercial real estate	5,391	12,567	13,902	14,832	28,871	28,505
Construction	39,916	60,274	110,385	123,483	117,970	115,414
Single tenant lease financing	919,440	995,879	950,172	941,322	913,115	921,998
Public finance	706,342	687,094	622,257	637,600	612,138	601,738
Healthcare finance	117,007	300,612	528,154	510,237	455,890	417,388
Small business lending	17,370	46,945	125,589	132,490	123,293	102,889
Franchise finance	-	-	-	-	-	25,598
Total commercial loans	1,990,440	2,286,517	2,515,631	2,519,729	2,434,616	2,405,491
Consumer loans						
Residential mortgage	399,898	313,849	186,787	190,148	177,148	188,750
Home equity	28,735	24,306	19,857	17,949	17,510	17,960
Trailers	136,620	146,734	144,493	143,454	148,795	147,806
Recreational vehicles	91,912	102,702	94,405	92,221	91,030	90,192
Other consumer loans	51,239	45,873	36,794	34,534	31,971	30,398
Total consumer loans	708,404	633,464	482,336	478,306	466,454	475,106
Net def. loan fees, prem., disc. and other [1]	17,384	43,566	61,264	60,659	56,538	55,551
Total loans	**$ 2,716,228**	**$ 2,963,547**	**$ 3,059,231**	**$ 3,058,694**	**$ 2,957,608**	**$ 2,936,148**

1 Includes carrying value adjustments of $38.9 million, $40.4 million, $41.6 million and $42.7 million related to terminated interest rate swaps associated with public finance loans as of September 30, June 30, 2021, March 31, 2021 and December 31, 2020, respectively, and $21.4 million and $5.0 million as of December 31, 2019 and December 31, 2018, respectively, related to interest rate swaps associated with public finance loans.

FIRST INTERNET BANCORP

24

Reconciliation of Non-GAAP Financial Measures 25 Dollars in thousands 3Q20 4Q20 1Q21 2Q21 3Q21 Total equity - GAAP $318,102 $330,944 $344,566 $358,641 $370,442 Adjustments: Goodwill (4,687) (4,687) (4,687) (4,687) (4,687) Tangible common equity $313,415 $326,257 $339,879 $353,954 $365,755 Total assets - GAAP $4,333,624 $4,246,156 $4,188,570 $4,204,642 $4,252,292 Adjustments: Goodwill (4,687) (4,687) (4,687) (4,687) (4,687) Tangible assets $4,328,937 $4,241,469 $4,183,883 $4,199,955 $4,247,605 Common shares outstanding 9,800,569 9,800,569 9,823,831 9,854,153 9,854,153 Book value per common share $32.46 $33.77 $35.07 $36.39 $37.59 Effect of goodwill (0.48) (0.48) (0.47) (0.47) (0.47) Tangible book value per common share $31.98 $33.29 $34.60 $35.92 $37.12 Total shareholders' equity to assets 7.34% 7.79% 8.23% 8.53% 8.71% Effect of goodwill (0.10%) (0.10%) (0.11%) (0.10%) (0.10%) Tangible common equity to tangible assets 7.24% 7.69% 8.12% 8.43% 8.61% Total average equity - GAAP $313,611 $323,464 $335,968 $352,894 $366,187 Adjustments: Average goodwill (4,687) (4,687) (4,687) (4,687) (4,687) Average tangible common equity $308,924 $318,777 $331,281 $348,207 $361,500 Return on average shareholders' equity 10.67% 13.64% 12.61% 14.88% 13.10% Effect of goodwill 0.16% 0.20% 0.18% 0.21% 0.17% Return on average tangible common equity 10.83% 13.84% 12.79% 15.09% 13.27%

Reconciliation of Non-GAAP Financial Measures 26 1 Assuming a 21% tax rate Dollars in thousands 3Q20 4Q20 1Q21 2Q21 3Q21 Net interest income $16,232 $18,865 $20,525 $21,607 $20,919 Adjustments: Fully-taxable equivalent adjustments 1 1,424 1,400 1,356 1,394 1,356 Net interest income - FTE $17,656 $20,265 $21,881 $23,001 $22,275 Net interest income $16,232 $18,865 $20,525 $21,607 $20,919 Adjustments: Subordinated debt redemption cost - - - - 810 Adjusted net interest income $16,232 $18,865 $20,525 $21,607 $21,729 Net interest income $17,656 $20,265 $21,881 $23,001 $22,275 Adjustments: Subordinated debt redemption cost - - - - 810 Adjusted net interest income - FTE $17,656 $20,265 $21,881 $23,001 $23,085 Net interest margin 1.53% 1.78% 2.04% 2.11% 2.00% Adjustments: Effect of fully-taxable equivalent adjustments 1 0.14% 0.13% 0.14% 0.14% 0.13% Net interest margin - FTE 1.67% 1.91% 2.18% 2.25% 2.13% Net interest margin 1.67% 1.91% 2.18% 2.25% 2.13% Adjustments: Effect of subordinated debt redemption cost 0.00% 0.00% 0.00% 0.00% 0.08% Adjusted net interest margin - FTE 1.67% 1.91% 2.18% 2.25% 2.21%

Reconciliation of Non-GAAP Financial Measures 27 Dollars in thousands 3Q20 4Q20 1Q21 2Q21 3Q21 Allowance for loan losses $26,917 $29,484 $30,642 $28,066 $28,000 Loans $3,012,914 $3,059,231 $3,058,694 $2,957,608 $2,936,148 Adjustments: PPP loans (58,337) (50,554) (53,365) (39,682) (14,981) Loans, excluding PPP loans $2,954,577 $3,008,677 $3,005,329 $2,917,926 $2,921,167 Allowance for loan losses to loans 0.89% 0.96% 1.00% 0.95% 0.95% Effect of PPP loans 0.02% 0.02% 0.02% 0.01% 0.01% Allowance for loan losses to loans, excluding PPP loans 0.91% 0.98% 1.02% 0.96% 0.96% Noninterest income $12,495 $12,657 $8,375 $8,962 $7,813 Adjustments: Gain on sale of premises and equipment - - - (2,523) - Adjusted noninterest income $12,495 $12,657 $8,375 $6,439 $7,813 Noninterest expense $16,412 $14,513 $15,317 $15,075 $14,451 Adjustments: Write-down of other real estate owned 2,065 - - - - Adjusted noninterest expense $14,347 $14,513 $15,317 $15,075 $14,451 Noninterest expense/average assets 1.52% 1.34% 1.49% 1.44% 1.34% Effect of write-down of other real estate owned 0.19% 0.00% 0.00% 0.00% 0.00% Adjusted noninterest expense/average assets 1.33% 1.34% 1.49% 1.44% 1.34%

Reconciliation of Non-GAAP Financial Measures 28 Dollars in thousands 3Q20 4Q20 1Q21 2Q21 3Q21 Total revenue - GAAP 28,727$ 31,522$ 28,900$ 30,569$ 28,732$ Adjustments: Gain on sale of premises and equipment - - - (2,523) - Subordinated debt redemption cost - - - - 810 Adjusted revenue 28,727$ 31,522$ 28,900$ 28,046$ 29,542$ Income before income taxes - GAAP $9,806 $14,145 $12,307 $15,473 $14,310 Adjustments: Write-down of other real estate owned 2,065 - - - - Gain on sale of premises and equipment - - - (2,523) - Subordinated debt redemption cost - - - - 810 Adjusted income before income taxes $11,871 $14,145 $12,307 $12,950 $15,120 Income tax provision - GAAP 1,395$ 3,055$ 1,857$ 2,377$ 2,220$ Adjustments: Write-down of other real estate owned 434 - - - - Gain on sale of premises and equipment - - - (530) - Subordinated debt redemption cost - - - - 170 Adjusted income tax provision 1,829$ 3,055$ 1,857$ 1,847$ 2,390$ Net income - GAAP $8,411 $11,090 $10,450 $13,096 $12,090 Adjustments: Write-down of other real estate owned 1,631 - - - - Gain on sale of premises and equipment - - - (1,993) - Subordinated debt redemption cost - - - - 640 Adjusted net income $10,042 $11,090 $10,450 $11,103 $12,730

Reconciliation of Non-GAAP Financial Measures 29 Dollars in thousands 3Q20 4Q20 1Q21 2Q21 3Q21 Diluted average common shares outstanding 9,773,224 9,914,022 9,963,036 9,881,422 9,988,102 Diluted earnings per share - GAAP 0.86$ 1.12$ 1.05$ 1.31$ 1.21$ Adjustments: Effect of write-down of other real estate owned - - - - - Effect of gain on sale of premises and equipment - - - (0.20) Effect of subordinated debt redemption cost - - - 0.06 Adjusted diluted earnings per share $1.03 $1.12 $1.05 $1.11 $1.27 Return on average assets 0.78% 1.02% 1.02% 1.25% 1.12% Effect of write-down of other real estate owned 0.15% 0.00% 0.00% 0.00% 0.00% Effect of gain on sale of premises and equipment 0.00% 0.00% 0.00% (0.19%) 0.00% Effect of subordinated debt redemption cost 0.00% 0.00% 0.00% 0.00% 0.06% Adjusted return on average assets 0.93% 1.02% 1.02% 1.06% 1.18% Return on average shareholders' equity 10.67% 13.64% 12.67% 14.88% 13.10% Effect of write-down of other real estate owned 2.07% 0.00% 0.00% 0.00% 0.00% Effect of gain on sale of premises and equipment 0.00% 0.00% 0.00% (2.26%) 0.00% Effect of subordinated debt redemption cost 0.00% 0.00% 0.00% 0.00% 0.69% Adjusted return on average shareholders' equity 12.74% 13.64% 12.67% 12.62% 13.79% Return on average tangible common equity 10.83% 13.84% 12.79% 15.09% 13.27% Effect of write-down of other real estate owned 2.10% 0.00% 0.00% 0.00% 0.00% Effect of gain on sale of premises and equipment 0.00% 0.00% 0.00% (2.30%) 0.00% Effect of subordinated debt redemption cost 0.00% 0.00% 0.00% 0.00% 0.70% Adjusted return on average tangible common equity 12.93% 13.84% 12.79% 12.79% 13.97% Effective income tax rate 14.2% 21.6% 15.1% 15.4% 15.5% Effect of write-down of other real estate owned 1.2% 0.0% 0.0% 0.0% 0.0% Effect of gain on sale of premises and equipment 0.0% 0.0% 0.0% (1.1%) 0.0% Effect of subordinated debt redemption cost 0.0% 0.0% 0.0% 0.0% 0.3% Adjusted effective income tax rate 15.4% 21.6% 15.1% 14.3% 15.8%